Exhibit (e)(7)

ETFIS SERIES TRUST I

SIXTH AMENDMENT TO THE

DISTRIBUTION AGREEMENT

THIS SIXTH AMENDMENT dated as of the 8th day of July, 2016, to the Distribution Agreement, dated as of December 6, 2013 (the “Distribution Agreement”), is entered into by and between ETFIS SERIES TRUST I, a Delaware statutory trust (the “Trust”), and ETF Distributors LLC, a Delaware limited liability company (the “Distributor”).

WHEREAS, each of the Trust and the Distributor is a party to the Distribution Agreement; and

WHEREAS, each of the Trust and the Distributor desires to amend each of Exhibit A and Schedule I to the Distribution Agreement to reflect the addition of Telsey Millennial Consumer ETF (the “Fund”) as a new series of the Trust and the appointment of the Distributor as the exclusive distributor for the Funds;

NOW, THEREFORE, the parties agree as follows:

1.      Exhibit A to the Distribution Agreement is hereby deleted in its entirety and replaced with Exhibit A attached hereto.

2.      Schedule I to the Distribution Agreement is hereby deleted in its entirety and replaced with Schedule I attached hereto.

3.      Except to the extent amended hereby, the Distribution Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Sixth Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

ETFIS SERIES TRUST I		ETF DISTRIBUTORS LLC

By:	/s/ William J. Smalley	By:	/s/ William J. Smalley
	William J. Smalley, President		William J. Smalley, Managing Principal

EXHIBIT A

(As of July 8, 2016)

InfraCap MLP ETF

Tuttle Tactical Management U.S. Core ETF

BioShares Biotechnology Products Fund

BioShares Biotechnology Clinical Trials Fund

InfraCap REIT Preferred ETF

Tuttle Tactical Management Multi-Strategy Income ETF

Virtus Newfleet Multi-Sector Unconstrained Bond ETF

Reaves Utilities ETF

The Credit Strategist High Yield Opportunities Fund

ActiveAlts Contrarian ETF

AltShares Long/Short High Yield Fund

Cumberland Municipal Bond ETF

iSectors Post-MPT Growth ETF

Telsey Millennial Consumer ETF